                                                                    EXHIBIT 99.1


Contact: Janie Maddox
         Post Properties, Inc.
         (404) 846-5056

                POST PROPERTIES ANNOUNCES FIRST QUARTER EARNINGS
     Investor/Analyst Conference Call Scheduled for May 6 at 10:00 a.m. EDT

ATLANTA, May 5, 2003 - Post Properties, Inc. (NYSE: PPS) announced today that its net loss available to common shareholders was $23.5 million for the first quarter of 2003, compared to net income available to common shareholders of $14.2 million for the first quarter of 2002. On a diluted per share basis, net income (loss) available to common shareholders was ($0.63) for the first quarter of 2003 compared to $0.38 in the first quarter of 2002. Included in the company's first quarter 2003 results was a severance charge of $19.7 million reflecting the present value of payments and other costs to be incurred by the company in connection with employment agreements with the company's former chairman and vice chairman, consistent with a press release issued by the company on February 21, 2003. This severance charge included approximately $14.0 million related to ongoing compensation and benefits and approximately $5.7 million related to the estimated future costs of the settlement of the split-dollar life insurance obligations under the existing contracts. In addition, first quarter 2003 results included a non-cash asset impairment charge of $14.1 million, in accordance with SFAS No. 144, to write-down to fair value an apartment community, located in Phoenix, AZ, that is likely to be marketed for sale in the relatively near term as part of the company's strategy to exit non-strategic markets. Excluding the severance charge of $19.7 million and the asset impairment charge of $14.1 million, net income available to common shareholders was $6.5 million or $0.18 per diluted share for the first quarter of 2003, compared to the reported $14.2 million or $0.38 per diluted share for the first quarter of 2002. Net income available to common shareholders, excluding severance and asset impairment charges is a supplemental non-GAAP financial measure. A reconciliation of this supplemental measure to GAAP net income is included in the financial data accompanying this press release.

Funds from operations (FFO) for the first quarter of 2003 totaled $2.9 million or $0.07 per diluted share compared to $30.2 million or $0.72 per diluted share in the first quarter of 2002. Excluding the severance charges discussed above, FFO for the first quarter of 2003 totaled $22.6 million or $0.54 per diluted share. FFO is a supplemental non-GAAP financial measure used by real estate investment trusts to measure and compare operating performance. A reconciliation of FFO to GAAP net income is included in the financial data accompanying this press release.

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Total revenues from continuing operations were $82.0 million for the first quarter of 2003, compared to $82.2 million for the first quarter of 2002.

Mr. Stockert, Chief Executive Officer of Post Properties, said, "Despite ongoing challenges in our key markets, Post continues on the right track. Our operating performance for the first quarter was consistent with our prior guidance, after adjusting for non-cash charges."

Mr. Stockert also noted that, "In the past year, we have made significant strides in cutting costs and in bringing Post's development exposure to a level consistent with current market conditions. We are continuing to focus our geographic footprint by selling older assets in our most concentrated markets and exiting many of our single-asset markets. We believe that we are on course to meet our asset sales targets for the year and we are applying the cash from these sales to reduce debt and further strengthen the balance sheet."

MATURE COMMUNITY DATA

In the first quarter of 2003, average economic occupancy at the company's 67 mature (same store) communities, containing 24,347 apartment units, was 90.1% compared to 90.1% in the first quarter of 2002.

Total revenues for the mature communities decreased 4.6% during the first quarter of 2003 compared to the first quarter of 2002, while operating expenses decreased 0.3%, resulting in a 6.9% decline in net operating income (NOI) or $3.1 million ($0.07 per diluted share). NOI is defined as property rental and other revenues less direct property operating expenses. NOI excludes interest, depreciation and corporate general and administrative expenses. Same store net operating income is a supplemental non-GAAP financial measure. A reconciliation of same store net operating income to the comparable GAAP financial measure is included in the financial data accompanying this press release.

ASSET SALES

During the quarter, the company sold its only community in Austin, TX, Post West Avenue Lofts(TM), along with an adjacent land parcel. The sale produced over $33 million of net proceeds and completed the company's exit of the Austin market. As is its practice, the company used a competitive bid process to achieve the highest price from a number of qualified bidders, in this case achieving a price per square foot for the apartment community in excess of $140.

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Since launching its self-funding strategy in 2000, the company has raised more than $575 million in net proceeds from asset sales. More than 70% of these proceeds were generated from the sale of properties in the company's three largest markets: Atlanta, Dallas and Tampa. The average age of the communities sold has been 12 years.

The company is currently under contract to sell two additional properties, including one held by an unconsolidated equity investment entity (one in a core market, and the other in Pasadena, CA), and expects to close both transactions in the second quarter. These two pending transactions are expected to result in net proceeds from asset sales for the first half of 2003 of more than $130 million.

DEBT ISSUANCE

On February 26, 2003, one of the company's unconsolidated equity investment entities closed a $17 million loan with a life insurance company. The loan is secured by Post Peachtree(TM) in Atlanta, GA. Payments of principal and interest will be based upon an interest rate of 4.28% per annum and a 30-year amortization schedule, with the balance due on March 10, 2008. The company received 100% of the loan proceeds from the joint venture as a payment towards the principal of the company's construction note to the joint venture. The net proceeds were used by the company to repay outstanding indebtedness.

DEVELOPMENT AND LEASE-UP

The company has completed the lease-ups of Post Peachtree(TM) in Atlanta, GA, Phase III of Post Harbour Place(TM) in Tampa, FL and Post Luminaria(TM) in New York City.

Post Peachtree(TM) is a 16-story tower with 121 units located in Atlanta's Buckhead District. The development is structured as a joint venture with Post owning a 35% equity interest. As of May 3, 2003, it was 91% leased. Phase III of Post Harbour Place(TM) consists of 259 apartment homes located on the north side of Harbour Island across Garrison Channel from downtown Tampa. As of May 3, 2003, it was 95% leased. Post Luminaria(TM) is a 20-story tower consisting of 138 apartment homes located at 385 First Avenue in Manhattan. The development is structured as a joint venture with Post contributing approximately two-thirds of the equity to the venture and the landowner contributing the balance. As of May 3, 2003, the community was 95% leased.

OUTLOOK

The estimates presented below are forward-looking and are based on current apartment market and general economic conditions and other risks outlined below. Management believes that the company's net income per diluted share for the second quarter of 2003 will be in a range of $0.62 to $0.64. This net income per diluted share estimate includes estimated gains on property sales of $0.75 to $0.77 per diluted share, estimated severance costs associated with two executives departing the company in the second quarter of approximately $0.04 per diluted share and costs associated with the on-going proxy contest of approximately $0.09 to $0.11 per diluted share. Management believes that the company's FFO per share for the second quarter of 2003 will be in a range of $0.38 to $0.40 and that FFO per share, excluding severance costs and the cost of the proxy contest will be in a range of $0.52 to $0.54. A reconciliation of our projected net income per diluted share to our projected FFO per diluted share excluding severance costs and the costs of the proxy contest for the second quarter of 2003 is included in the financial data accompanying this press release.

SUPPLEMENTAL FINANCIAL DATA

The company also produces Supplemental Financial Data (the Supplemental Package) that provides detailed information regarding the company's operating results and balance sheet. The Supplemental Package is available through the company's web site at "http://www.postproperties.com/posthome.nsf/ExtList/2003-1QFinancials".
The ability to access the attachments on the company's web site requires the Adobe Acrobat 4.0 Reader, which may be downloaded at http://www.adobe.com/products/acrobat/readstep.html.

CONFERENCE CALL INFORMATION

The company will hold its quarterly conference call on Tuesday, May 6, at 10 a.m. EDT. The telephone numbers are 1-800-810-0924 for domestic calls and 1-913-981-4900 for international callers. Callers should reference "Post Properties' First Quarter 2003 Earnings Call." The passcode is 654399. The conference call will be open to the public and can be listened to live on Post's web site at www.postproperties.com under Corporate Information/Investor Info. The replay will begin two hours after the completion of the call and will be available until Monday, May 12, at 11:59 p.m. EDT. The telephone numbers for the replay are 1-888-203-1112 for domestic callers and 1-719-457-0820 for international callers. The passcode for the replay is 654399. A replay of the call also will be available through Monday, June 30, on Post's web site. The financial and statistical information that will be discussed on the call is contained in this press release and the Supplemental Package, both of which will be available on the company's website at "http://www.postproperties.com/posthome.nsf/ExtList/2003-1QFinancials" prior to the quarterly conference call.

Post Properties, Inc., a leading developer and operator of upscale apartment communities in the United States, pioneered building and branding resort-style garden apartments for more than 30 years. Post now also focuses on the creation of high-quality, high-density, live-work-walk neighborhoods in infill locations in major urban markets. The company has been recognized locally, nationally and internationally for building better neighborhoods and the preservation of historic buildings. Operating as a self-administered and self-managed equity real estate investment trust (REIT), the company's primary business consists of developing and managing Post(R) brand-name apartment communities.

Nationwide, Post Properties owns approximately 30,078 apartment homes in 80 communities, including 859 units currently under development.

FORWARD LOOKING STATEMENT:

Certain statements made in this press release and other written or oral statements made by or on behalf of the company, may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the company's future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Examples of such statements in this press release include the company's plans to sell certain assets and the company's projected net income
(loss) per diluted share and projected FFO per diluted share for the second quarter. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

The following are some of the factors that could cause the company's actual results to differ materially from the expected results described in the company's forward-looking statements: the company's ability to successfully defend against Mr. William's proxy contest; future local and national economic conditions, including changes in job growth, interest rates, the availability of financing and other factors; demand for apartments in the company's markets and the effect on occupancy and rental rates; the impact of competition on the company's business, including competition for tenants and development locations; the company's ability to obtain financing or self-fund the development of additional apartment communities; the uncertainties associated with the company's current real estate development, including actual costs exceeding the company's budgets or development periods exceeding expectations; uncertainties associated with the timing and amount of asset sales and the resulting gains/losses associated with such asset sales; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; the effects of changes in accounting policies and other regulatory matters detailed in the company's filings with the Securities and Exchange Commission and uncertainties of litigation; and the company's ability to continue to qualify as a real estate investment trust under the Internal Revenue Code. Other important risk factors regarding the company are included under the caption "Risk Factors" in the company's Annual Report on Form 10-K for the year ended December 31, 2002 and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the caption "Risk Factors" are specifically incorporated by reference into this press release.

FINANCIAL HIGHLIGHTS
(Unaudited; in thousands, except per share amounts)

                                                                                      THREE MONTHS ENDED
                                                                                          MARCH 31,
                                                                                -------------------------------
                                                                                     2003            2002
                                                                                -------------------------------
OPERATING  DATA
Revenues                                                                            $ 82,007           $82,186
Net income (loss) available to common shareholders                                   (23,450)           14,158
Net income available to common shareholders, excluding severance and asset
   impairment charges (Table 1)                                                        6,527            14,158
Funds from operations (Table 2)                                                        2,863            30,196
Funds from operations, excluding severance charges (Table 2)                          22,575            30,196

Weighted average shares outstanding - diluted                                         37,262            37,049
Weighted average shares and units outstanding - diluted                               42,049            42,106

PER COMMON SHARE DATA - DILUTED
Net income (loss) available to common shareholders                                  $  (0.63)          $  0.38
Net income available to common shareholders, excluding severance and asset
   impairment charges (Table 1)                                                         0.18              0.38
Funds from operations (Table 2)                                                         0.07              0.72
Funds from operations, excluding severance charges (Table 2)                            0.54              0.72
Dividends declared                                                                      0.45              0.78


TABLE 1

RECONCILIATION OF NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS TO NET INCOME AVAILABLE TO COMMON SHAREHOLDERS, EXCLUDING SEVERANCE AND ASSET IMPAIRMENT CHARGES
(Unaudited; in thousands, except per share amounts)


                                                                                       THREE MONTHS ENDED
                                                                                            MARCH 31,
                                                                               -------------------------------
                                                                                     2003              2002
                                                                               -------------------------------
Net income (loss) available to common shareholders                                  $(23,450)          $14,158
Severance charges                                                                     19,712                --
Asset impairment charge                                                               14,118                --
Minority interest impact of charges (computed at 11.39%)                              (3,853)               --
                                                                               -------------------------------
Net income available to common shareholders, excluding severance and asset
  impairment charges                                                                $  6,527           $14,158
                                                                               ===============================
Weighted average shares outstanding - diluted                                         37,262            37,049
                                                                               ===============================
Net income available to common shareholders, excluding severance and asset
  impairment charges - per diluted share                                            $   0.18           $  0.38
                                                                               ===============================


TABLE 2
RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS
(Unaudited; in thousands, except per share amounts)

                                                                                  THREE MONTHS ENDED
                                                                                       MARCH 31,
                                                                            -------------------------------
                                                                                 2003               2002
                                                                            -------------------------------
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS                              $(23,450)          $ 14,158
Minority interest of common unitholders - continuing operations                   (3,877)             2,543
Gains on property sales - continuing operations                                       --            (13,275)
Asset impairment charge                                                           14,118                 --
Gains on properties held for sale and sold, net of minority interest -
discontinued operations                                                           (6,091)             6,731
Minority interest in discontinued operations                                          79                315
Depreciation on wholly-owned real estate assets, net                              21,618             19,586
Depreciation on real estate assets held in unconsolidated entities                   466                138
                                                                            -------------------------------
FUNDS FROM OPERATIONS (1)                                                          2,863             30,196
Severance charges                                                                 19,712                 --
                                                                            -------------------------------
FUNDS FROM OPERATIONS, EXCLUDING SEVERANCE CHARGES                              $ 22,575           $ 30,196
                                                                            ===============================
Weighted average shares and units outstanding - diluted                           42,049             42,106
                                                                            ===============================
Funds from operations - per diluted share                                       $   0.07           $   0.72
                                                                            ===============================
Funds from operations, excluding severance charges - per diluted share          $   0.54           $   0.72
                                                                            ===============================


(1) The Company uses the National Association of Real Estate Investment Trust ("NAREIT") definition of Funds from Operations ("FFO"). FFO is defined to mean net income available to common shareholders determined in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company's needs.

TABLE 3

RECONCILIATION OF SAME STORE NET OPERATING INCOME (NOI) TO INCOME FROM CONTINUING OPERATIONS BEFORE EQUITY IN LOSSES OF UNCONSOLIDATED ENTITIES, GAINS ON PROPERTY SALES AND MINORITY INTEREST
(Dollars in thousands)

                                                                                    THREE MONTHS ENDED
                                                                                 -------------------------
                                                                                 MARCH 31,        MARCH 31,
                                                                                   2003             2002
                                                                                 --------         --------
Total same store NOI                                                             $ 41,791         $ 44,891
Property NOI from other operating segments                                          6,356            4,040
                                                                                 --------         --------
Consolidated property NOI                                                          48,147           48,931
Add:

   Interest income                                                                    234              405
Less:
   Depreciation                                                                   (22,728)         (19,902)
   Interest                                                                       (16,561)         (13,144)
   Amortization of deferred loan costs                                               (788)            (555)
   General and administrative                                                      (3,624)          (3,765)
   Minority interest in consolidated property partnerships                            334              483
   Other expenses                                                                    (567)              --
   Severance charges                                                              (19,712)              --
   Asset impairment charge                                                        (14,118)              --
                                                                                 --------         --------
Income from Continuing Operations  before Equity in Losses of
   Unconsolidated Entities, Gains on Property Sales and Minority Interest        $(29,383)        $ 12,453
                                                                                 ========         ========

TABLE 4
SAME STORE NET OPERATING INCOME (NOI) SUMMARY BY MARKET
(Dollars in thousands)

                                                               THREE MONTHS ENDED
                                                  ---------------------------------------------
                                                   MARCH 31,           MARCH 31,
                                                     2003                 2002        % CHANGE
                                                  ---------------------------------------------
Rental and other revenues
  Atlanta                                           $  38,040           $  40,161       (5.3)%
  Dallas                                               13,824              14,443       (4.3)%
  Tampa                                                 4,308               4,687       (8.1)%
  Other                                                 8,773               8,814       (0.5)%
                                                    -----------------------------
    Total rental and other revenues                 $  64,945           $  68,105       (4.6)%
                                                    -----------------------------

Property operating and maintenance expenses
  (exclusive of depreciation and amortization)
  Atlanta                                           $  12,716           $  12,404        2.5%
  Dallas                                                5,627               6,015       (6.5)%
  Tampa                                                 1,681               1,722       (2.4)%
  Other                                                 3,130               3,073        1.9%
                                                    -----------------------------
    Total                                           $  23,154           $  23,214       (0.3)%
                                                    -----------------------------
Net operating income
  Atlanta                                           $  25,324           $  27,757       (8.8)%
  Dallas                                                8,197               8,428       (2.7)%
  Tampa                                                 2,627               2,965      (11.4)%
  Other                                                 5,643               5,741       (1.7)%
                                                    -----------------------------
    Total same store NOI                            $  41,791           $  44,891       (6.9)%
                                                    -----------------------------

TABLE 5

RECONCILIATION OF FORECASTED NET INCOME PER SHARE TO FORECASTED FUNDS FROM OPERATIONS, EXCLUDING SEVERANCE AND PROXY COSTS, PER SHARE

(Dollars in thousands)

                                                           THREE MONTHS ENDED
                                                             JUNE 30, 2003
                                                      --------------------------
                                                      LOW RANGE       HIGH RANGE
                                                      --------------------------
Forecasted net income, per share                        $ 0.62           0.64
Forecasted gains on property sales, per share            (0.75)         (0.77)
Forecasted depreciation, per share                        0.51           0.53
                                                        ------------------------
Forecasted funds from operations, per share               0.38           0.40
Forecasted severance and proxy costs, per share           0.14           0.14
                                                        ------------------------
Forecasted funds from operations, excluding severance
  and proxy costs, per share                            $ 0.52          $0.54
                                                        ========================



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